UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2013
Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan		48226
(Address of principal executive offices)		(Zip Code)

(888) 806-2315
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

This Current Report on Form 8-K is being amended in response to that certain comment letter dated Juyly 31, 2013 from the Securities and Exchange Commission.

Nano Labs Corp., a Colorado corporation (the "Company") reports in this Current Report on Form 8-K a change in certifying accountants. Effective June 20, 2013, the Company's certifying accountant, Ronald Chadwick, P.C., Certified Public Accountant ("Chadwick"), resigned as the Company's independent registered public accounting firm. The Company has engaged Patrick Rodgers CPA ("Rodgers") as its principal independent registered public accounting firm effective June 20, 2013. The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.

The reports of Chadwick on the Company’s financial statements for fiscal years ended June 30, 2012 and June 30, 2011 (which included the balance sheet as of June 30, 2012, and the statement of operations, cash flows and stockholders’ equity as of June 30, 2012), for either of the past two fiscal years, did not contain an adverse opinion or a disclaimer of opinion, nor qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.  During the Company’s fiscal years ended June 30, 2012 and June 30, 2011 and during the subsequent period through to the date of Chadwick's resignation, there were no disagreements between the Company and Chadwick, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Chadwick, would have caused Chadwick to make reference thereto in its report on the Company’s audited financial statements.

The Company has provided Chadwick with a copy of this Current Report on Form 8-K and has requested that Chadwick furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Chadwick agrees with the statements made in this Current Report on Form 8-K with respect to Chadwick and, if not, stating the aspects with which they do not agree. The Company has received the requested letter from Chadwick wherein he has confirmed his agreement to the Company’s disclosures in this Current Report with respect to Chadwick. A copy of Chadwick's letter has been filed as an exhibit to this Current Report.

In connection with the Company’s appointment of Rodgers as the Company’s principal registered accounting firm at this time, the Company has not consulted Rodgers on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements during the two most recent fiscal years (June 30, 2012 and 2011) and subsequent interim period through the date of engagement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.     Description of Exhibit

16.1                 Letter from Ronald Chadwick, P.C., Certified Public Accountant dated August 1 , 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

DATE: August 1 , 2013	/s/ Bernardo Camacho Chararria
Name: Bernardo Camacho Chararria
Title: President/Chief Executive Officer